EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Second Quarter 2024 Results
For the quarter ended June 30, 2024

•Net Revenue of $2.76 billion and Net Income of $424 million

•Consolidated Adjusted Property EBITDA of $1.07 billion

•Macao Adjusted Property EBITDA of $561 million
◦Low Hold on Rolling Play in Macao Negatively Impacted Adjusted Property EBITDA by $4 million

•Marina Bay Sands Adjusted Property EBITDA of $512 million
◦High Hold on Rolling Play at Marina Bay Sands Positively Impacted Adjusted Property EBITDA by $64 million

•LVS Repurchased $400 million of Common Stock

LAS VEGAS, July 24, 2024 - Las Vegas Sands (NYSE: LVS), the leading global developer and operator of Integrated Resorts, today reported financial results for the quarter ended June 30, 2024.

“Our financial and operating results for the second quarter of 2024 reflect growth in both Macao and Singapore compared to the second quarter of 2023. We remain enthusiastic about our opportunities to deliver industry-leading growth in both markets in the years ahead, as we execute our substantial capital investment programs in both Macao and Singapore,” said Robert G. Goldstein, chairman and chief executive officer.

“In Macao, the ongoing recovery continued during the quarter, although visitation to the market remains well below the levels reached prior to the pandemic. Our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us well as the recovery in travel and tourism spending progresses.

“In Singapore, Marina Bay Sands again delivered strong financial and operating performance. Our new suite product and elevated service offerings position us for additional growth as travel and tourism spending in Asia continues to advance.

“Our financial strength and industry-leading cash flow continue to support our ongoing investment and capital expenditure programs in both Macao and Singapore, our pursuit of growth opportunities in new markets, and our program to return excess capital to stockholders.

“We repurchased $400 million LVS shares under our share repurchase program during the quarter. We look forward to utilizing our share repurchase program to continue to return excess capital to stockholders in the future.”

Net revenue was $2.76 billion, compared to $2.54 billion in the prior year quarter. Operating income was $591 million, compared to $537 million in the prior year quarter. Net income in the second quarter of 2024 was $424 million, compared to $368 million in the second quarter of 2023.

Consolidated adjusted property EBITDA was $1.07 billion, compared to $973 million in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased 8% to $1.75 billion, compared to the second quarter of 2023. Net income for SCL was $246 million, compared to $187 million in the second quarter of 2023.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $186 million for the second quarter of 2024, compared to $210 million in the prior year quarter. Our weighted average borrowing cost was 5.0% during the second quarter of 2024, compared to 5.4% during the second quarter of 2023.

Our effective income tax rate for the second quarter of 2024 was 14.5%, compared to 11.8% in the prior year quarter. The income tax rate for the second quarter of 2024 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
During the second quarter of 2024, we repurchased $400 million of our common stock (approximately 9 million shares at a weighted average price of $45.77). The remaining amount authorized under our share repurchase program is $645 million. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

We paid a quarterly dividend of $0.20 per common share during the quarter. We announced our next quarterly dividend of $0.20 per common share will be paid on August 14, 2024, to Las Vegas Sands stockholders of record on August 6, 2024.

Balance Sheet Items
Unrestricted cash balances as of June 30, 2024 were $4.71 billion.

The company has access to $4.43 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit. As of June 30, 2024, total debt outstanding, excluding finance leases and financed purchases, was $13.72 billion.

On May 16, 2024, the company issued, in an underwritten public offering, three series of senior unsecured notes in an aggregate principal amount of $1.75 billion, consisting of $750 million of 5.900% Senior Notes due June 1, 2027, $500 million of 6.000% Senior Notes due August 15, 2029 and $500 million of 6.200% Senior Notes due August 15, 2034. The net proceeds from the offering and cash on hand were used to redeem in full the outstanding principal amount of the

$1.75 billion 3.200% Senior Notes due August 8, 2024. Additionally, during the quarter, the company repurchased $175 million of the 5.125% SCL Senior Notes due August 8, 2025.

Capital Expenditures
Capital expenditures during the second quarter totaled $285 million, including construction, development and maintenance activities of $140 million at Marina Bay Sands, $131 million in Macao and $14 million in corporate, development and other.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, July 24, 2024 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the leading global developer and operator of integrated resorts.

Our iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make our host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Londoner Macao, The Parisian Macao, The Plaza and Four Seasons Hotel Macao and Sands Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by our core tenets of serving people, planet and communities. Our ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “positions,” “remains,” “seeks,” “will” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. These statements represent our expectations, beliefs, intentions or strategies concerning future events that, by their nature, involve a number of risks, uncertainties or other factors beyond our control, which may cause our actual results, performance, achievements or other expectations to be materially different from any future results, performance, achievements or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risks associated with: our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. Las Vegas Sands Corp. assumes no obligation to update any forward-looking statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Second Quarter 2024 Results
Non-GAAP Measures

Within the company’s second quarter 2024 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this press release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding pre-opening expense, development expense, gain or loss on disposal or impairment of assets, gain or loss on modification or early retirement of debt, other income or expense and certain nonrecurring corporate expenses, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Casino	$2,035	$1,862	$4,263	$3,403
Rooms	313	296	643	539
Food and beverage	148	143	298	267
Mall	174	172	348	334
Convention, retail and other	91	69	168	119
Net revenues	2,761	2,542	5,720	4,662
Operating expenses:
Resort operations	1,691	1,577	3,449	2,916
Corporate	69	60	147	117
Pre-opening	3	8	6	10
Development	61	54	114	96
Depreciation and amortization	316	288	636	562
Amortization of leasehold interests in land	14	14	30	28
Loss on disposal or impairment of assets	16	4	30	18
	2,170	2,005	4,412	3,747
Operating income	591	537	1,308	915
Other income (expense):
Interest income	80	76	151	146
Interest expense, net of amounts capitalized	(186)	(210)	(368)	(428)
Other income (expense)	11	14	5	(21)
Income before income taxes	496	417	1,096	612
Income tax expense	(72)	(49)	(89)	(99)
Net income	424	368	1,007	513
Net income attributable to noncontrolling interests	(71)	(56)	(160)	(54)
Net income attributable to Las Vegas Sands Corp.	$353	$312	$847	$459

Earnings per share:
Basic	$0.48	$0.41	$1.14	$0.60
Diluted	$0.48	$0.41	$1.13	$0.60

Weighted average shares outstanding:
Basic	740	764	745	764
Diluted	741	767	747	767

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net Revenues
The Venetian Macao	$686	$653	$1,457	$1,211
The Londoner Macao	444	402	1,006	685
The Parisian Macao	265	239	495	413
The Plaza Macao and Four Seasons Macao	250	223	392	395
Sands Macao	79	84	155	158
Ferry Operations and Other	30	27	60	45
Macao Operations	1,754	1,628	3,565	2,907

Marina Bay Sands	1,016	925	2,174	1,773
Intercompany Royalties	63	55	126	103
Intersegment Eliminations(1)	(72)	(66)	(145)	(121)
	$2,761	$2,542	$5,720	$4,662

Adjusted Property EBITDA
The Venetian Macao	$262	$252	$576	$462
The Londoner Macao	103	103	275	159
The Parisian Macao	83	74	154	120
The Plaza Macao and Four Seasons Macao	100	91	136	166
Sands Macao	10	15	22	25
Ferry Operations and Other	3	6	8	7
Macao Operations	561	541	1,171	939

Marina Bay Sands	512	432	1,109	826
	$1,073	$973	$2,280	$1,765

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	38.2%	38.6%	39.5%	38.2%
The Londoner Macao	23.2%	25.6%	27.3%	23.2%
The Parisian Macao	31.3%	31.0%	31.1%	29.1%
The Plaza Macao and Four Seasons Macao	40.0%	40.8%	34.7%	42.0%
Sands Macao	12.7%	17.9%	14.2%	15.8%
Ferry Operations and Other	10.0%	22.2%	13.3%	15.6%
Macao Operations	32.0%	33.2%	32.8%	32.3%

Marina Bay Sands	50.4%	46.7%	51.0%	46.6%

Total	38.9%	38.3%	39.9%	37.9%
____________________

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income	$424	$368	$1,007	$513
Add (deduct):
Income tax expense	72	49	89	99
Other (income) expense	(11)	(14)	(5)	21
Interest expense, net of amounts capitalized	186	210	368	428
Interest income	(80)	(76)	(151)	(146)
Loss on disposal or impairment of assets	16	4	30	18
Amortization of leasehold interests in land	14	14	30	28
Depreciation and amortization	316	288	636	562
Development expense	61	54	114	96
Pre-opening expense	3	8	6	10
Stock-based compensation(1)	3	8	9	19
Corporate expense	69	60	147	117
Consolidated Adjusted Property EBITDA	$1,073	$973	$2,280	$1,765
____________________

(1)
During the three months ended June 30, 2024 and 2023, the company recorded stock-based compensation expense of $14 million and $20 million, respectively, of which $11 million and $12 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

During the six months ended June 30, 2024 and 2023, the company recorded stock-based compensation expense of $34 million and $42 million, respectively, of which $25 million and $23 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income attributable to LVS	$353	$312	$847	$459

Pre-opening expense	3	8	6	10
Development expense	61	54	114	96
Loss on disposal or impairment of assets	16	4	30	18
Other (income) expense	(11)	(14)	(5)	21
Income tax impact on net income adjustments(1)	(13)	(11)	(24)	(19)
Noncontrolling interest impact on net income adjustments	2	1	(5)	(14)
Adjusted net income attributable to LVS	$411	$354	$963	$571

The following is a reconciliation of Income per Diluted Share to Adjusted Earnings per Diluted Share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Per diluted share of common stock:
Net income attributable to LVS	$0.48	$0.41	$1.13	$0.60

Pre-opening expense	—	0.01	0.01	0.01
Development expense	0.08	0.07	0.15	0.13
Loss on disposal or impairment of assets	0.02	0.01	0.04	0.02
Other (income) expense	(0.01)	(0.02)	(0.01)	0.03
Income tax impact on net income adjustments	(0.02)	(0.02)	(0.03)	(0.03)
Noncontrolling interest impact on net income adjustments	—	—	—	(0.02)
Adjusted earnings per diluted share	$0.55	$0.46	$1.29	$0.74

Weighted average diluted shares outstanding	741	767	747	767
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	June 30,
	2024	2023
Macao Operations	$6	$(19)
Marina Bay Sands	(83)	(24)
	$(77)	$(43)

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	June 30,
	2024	2023
Macao Operations	$4	$(11)
Marina Bay Sands	(64)	(19)
	$(60)	$(30)
____________________

Note:
Beginning with the fourth quarter of 2023, we are no longer reporting quarterly “consolidated hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA” for Macao operations and Marina Bay Sands, and “hold-normalized adjusted net income (loss) attributable to LVS” or "hold-normalized adjusted earnings (loss) per diluted share." We are making this change in response to comments from the SEC staff in connection with their ordinary course review. We will continue to report the hold-adjusted impact on quarterly revenue and adjusted property EBITDA for our Macao operations and Marina Bay Sands.

These amounts represent the estimated impact of the hold adjustment that would have occurred had the company’s current period Rolling Chip win percentage equaled 3.30%. Included are the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers, gaming taxes and bad debt expense that would have been incurred or avoided.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Casino Statistics:
The Venetian Macao:
Table games win per unit per day(1)	$9,234	$9,036	$10,045	$8,817
Slot machine win per unit per day(2)	$363	$456	$397	$414
Average number of table games	724	680	705	652
Average number of slot machines	1,639	1,372	1,553	1,377

The Londoner Macao:
Table games win per unit per day(1)	$11,180	$7,535	$10,896	$6,450
Slot machine win per unit per day(2)	$500	$497	$491	$409
Average number of table games	385	475	438	481
Average number of slot machines	1,228	1,114	1,348	1,120

The Parisian Macao:
Table games win per unit per day(1)	$6,982	$7,997	$7,048	$6,821
Slot machine win per unit per day(2)	$442	$329	$415	$297
Average number of table games	342	269	310	269
Average number of slot machines	980	870	907	895

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day(1)	$25,969	$24,171	$21,653	$18,137
Slot machine win per unit per day(2)	$276	$311	$142	$282
Average number of table games	108	91	101	106
Average number of slot machines	13	96	17	100

Sands Macao:
Table games win per unit per day(1)	$8,140	$5,634	$7,412	$5,065
Slot machine win per unit per day(2)	$279	$258	$298	$240
Average number of table games	94	140	99	147
Average number of slot machines	635	633	603	672

Marina Bay Sands:
Table games win per unit per day(1)	$14,405	$12,072	$16,031	$11,647
Slot machine win per unit per day(2)	$906	$901	$901	$897
Average number of table games	493	513	502	517
Average number of slot machines	2,930	2,921	2,936	2,911
____________________

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	June 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$556	$523	$33
Rooms	50	48	2
Food and Beverage	16	17	(1)
Mall	55	53	2
Convention, Retail and Other	9	12	(3)
Net Revenues	$686	$653	$33

Adjusted Property EBITDA	$262	$252	$10
EBITDA Margin %	38.2%	38.6%	(0.4)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$795	$1,093	$(298)
Rolling Chip Win %(1)	4.86%	3.73%	1.13	pts

Non-Rolling Chip Drop	$2,325	$2,174	$151
Non-Rolling Chip Win %	24.5%	23.8%	0.7	pts

Slot Handle	$1,548	$1,329	$219
Slot Hold %	3.5%	4.3%	(0.8)	pts

Hotel Statistics

Occupancy %	96.4%	94.6%	1.8	pts
Average Daily Rate (ADR)	$198	$209	$(11)
Revenue per Available Room (RevPAR)	$191	$198	$(7)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	June 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$318	$281	$37
Rooms	77	80	(3)
Food and Beverage	22	20	2
Mall	17	16	1
Convention, Retail and Other	10	5	5
Net Revenues	$444	$402	$42

Adjusted Property EBITDA	$103	$103	$—
EBITDA Margin %	23.2%	25.6%	(2.4)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,357	$1,999	$358
Rolling Chip Win %(1)	2.47%	2.67%	(0.20)	pts

Non-Rolling Chip Drop	$1,647	$1,354	$293
Non-Rolling Chip Win %	20.3%	20.1%	0.2	pts

Slot Handle	$1,546	$1,299	$247
Slot Hold %	3.6%	3.9%	(0.3)	pts

Hotel Statistics(2)

Occupancy %	94.4%	81.8%	12.6	pts
Average Daily Rate (ADR)	$195	$197	$(2)
Revenue per Available Room (RevPAR)	$184	$161	$23
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)
During the three months ended June 30, 2024, a daily average of approximately 1,350 rooms were excluded from available rooms in connection with the renovations related to the conversion of the Sheraton towers to the Londoner Grand.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	June 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$207	$183	$24
Rooms	32	35	(3)
Food and Beverage	17	11	6
Mall	7	8	(1)
Convention, Retail and Other	2	2	—
Net Revenues	$265	$239	$26

Adjusted Property EBITDA	$83	$74	$9
EBITDA Margin %	31.3%	31.0%	0.3	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume(1)	$—	$612	$(612)
Rolling Chip Win %(1)(2)	—%	7.18%	(7.18)	pts

Non-Rolling Chip Drop	$1,088	$776	$312
Non-Rolling Chip Win %	20.0%	19.6%	0.4	pts

Slot Handle	$943	$682	$261
Slot Hold %	4.2%	3.8%	0.4	pts

Hotel Statistics

Occupancy %	95.7%	98.0%	(2.3)	pts
Average Daily Rate (ADR)	$147	$156	$(9)
Revenue per Available Room (RevPAR)	$141	$153	$(12)
____________________

(1)	All Rolling Chip gaming activity was relocated to other properties at the beginning of the quarter.
(2)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	June 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$178	$150	$28
Rooms	25	25	—
Food and Beverage	8	8	—
Mall	38	39	(1)
Convention, Retail and Other	1	1	—
Net Revenues	$250	$223	$27

Adjusted Property EBITDA	$100	$91	$9
EBITDA Margin %	40.0%	40.8%	(0.8)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,449	$1,178	$1,271
Rolling Chip Win %(1)	3.32%	3.63%	(0.31)	pts

Non-Rolling Chip Drop	$748	$567	$181
Non-Rolling Chip Win %	23.4%	27.6%	(4.2)	pts

Slot Handle(2)	$1	$46	$(45)
Slot Hold %	23.4%	5.8%	17.6	pts

Hotel Statistics

Occupancy %	88.2%	84.8%	3.4	pts
Average Daily Rate (ADR)	$489	$479	$10
Revenue per Available Room (RevPAR)	$432	$407	$25
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)	During the current year, a majority of the slot machines were relocated to other properties, with the remaining slot machines reserved for high-end patrons.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	June 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$70	$76	$(6)
Rooms	5	4	1
Food and Beverage	3	3	—
Convention, Retail and Other	1	1	—
Net Revenues	$79	$84	$(5)

Adjusted Property EBITDA	$10	$15	$(5)
EBITDA Margin %	12.7%	17.9%	(5.2)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$24	$36	$(12)
Rolling Chip Win %(1)	4.65%	2.40%	2.25	pts

Non-Rolling Chip Drop	$401	$406	$(5)
Non-Rolling Chip Win %	17.1%	17.5%	(0.4)	pts

Slot Handle	$542	$497	$45
Slot Hold %	3.0%	3.0%	—	pts

Hotel Statistics

Occupancy %	99.0%	94.6%	4.4	pts
Average Daily Rate (ADR)	$172	$169	$3
Revenue per Available Room (RevPAR)	$170	$160	$10
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	June 30,
(Dollars in millions)	2024	2023	Change
Revenues:
Casino	$706	$649	$57
Rooms	124	104	20
Food and Beverage	82	84	(2)
Mall	58	57	1
Convention, Retail and Other	46	31	15
Net Revenues	$1,016	$925	$91

Adjusted Property EBITDA	$512	$432	$80
EBITDA Margin %	50.4%	46.7%	3.7	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,075	$6,013	$62
Rolling Chip Win %(1)	4.68%	3.71%	0.97	pts

Non-Rolling Chip Drop	$2,039	$1,870	$169
Non-Rolling Chip Win %	17.8%	18.2%	(0.4)	pts

Slot Handle	$5,994	$5,999	$(5)
Slot Hold %	4.0%	4.0%	—	pts

Hotel Statistics(2)

Occupancy %	95.3%	97.0%	(1.7)	pts
Average Daily Rate (ADR)	$797	$597	$200
Revenue per Available Room (RevPAR)	$759	$579	$180
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.30% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

(2)	During the three months ended June 30, 2024 and 2023, approximately 1,850 and 2,100 rooms, respectively, were available for occupancy.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended June 30, 2024					TTM June 30, 2024
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$54	$49	90.7%	822,308	83.0%	$1,737

Shoppes at Four Seasons
Luxury Retail	27	25	92.6%	134,893	98.3%	7,436
Other Stores	11	10	90.9%	128,892	82.4%	3,660
	38	35	92.1%	263,785	90.5%	6,166

Shoppes at Londoner	17	14	82.4%	566,515	70.8%	1,575

Shoppes at Parisian	7	6	85.7%	296,352	66.4%	592

Total Cotai Strip in Macao	116	104	89.7%	1,948,960	77.9%	2,250

The Shoppes at Marina Bay Sands	58	52	89.7%	615,944	99.9%	2,945

Total	$174	$156	89.7%	2,564,904	83.2%	$2,476
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.